Exhibit 32

Written Statement of the Chief Executive Officer and Chief Financial Officer

Solely for the purposes of complying with 18 U.S.C. s.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Executive VP Finance and Chief Financial Officer of RBS Global, Inc. and Rexnord Corporation, hereby certify, based on our knowledge, that the Annual Report on Form 10-K of RBS Global, Inc. and Rexnord Corporation for the year ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of RBS Global, Inc. and Rexnord Corporation.

Date: April 27, 2006
	By:	/s/ ROBERT A. HITT
	Name:	Robert A. Hitt
	Title:	President and Chief Executive Officer

Date: April 27, 2006
	By:	/s/ THOMAS J. JANSEN
	Name:	Thomas J. Jansen
	Title:	Executive VP Finance and Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.